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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

              Each of the undersigned officers and/or directors of Natco Industries, Inc., a Delaware corporation (the "Company"), hereby appoints Thomas
R. Ketteler and Irwin A. Bain as his true and lawful attorneys-in-fact, or either one of them with power to act without the others, as his true and lawful attorney-in-fact, in his name and on his behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission the Company's Registration Statement on Form S-4 (the "Registration Statement") to register under the Securities Act of 1933, as amended, a maximum of 30,000,000 shares of Common Stock, without par value, of the Company, in connection with the Plan of Reorganization and Merger Agreement between the Company, its wholly owned subsidiary Natco Acquisition Corporation, and American Eagle Outfitters, Inc. and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorneys-in-fact, and to each of them, full power and authority to do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

              IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of November, 1998.


      SIGNATURE                           TITLE

/s/Jay L. Schottenstein          Chairman of the Board and President
-------------------------        (Principal Executive Officer)
Jay L. Schottenstein

/s/Thomas R. Ketteler            Vice President - Finance, Treasurer, Director
-------------------------        (Principal Financial and Accounting Officer)
Thomas R. Ketteler

/s/Ari Deshe                     Director
-------------------------
Ari Deshe

/s/Jon P. Diamond                Director
-------------------------
Jon P. Diamond